EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159159, 333-183488, 333-198674, 333-220186 and 333-257413 on Form S-8 and Registration Statement Nos. 333-215672 and 333-265244 on Form S-3 of our report dated March 19, 2024, relating to the consolidated financial statements of Harrow, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Harrow, Inc. for the year ended December 31, 2023.

/s/ KMJ Corbin & Company LLP

Irvine, California
March 19, 2024